CAMDEN PROPERTY TRUST ANNOUNCES SECOND QUARTER 2019 OPERATING RESULTS

Houston, Texas (July 25, 2019) - Camden Property Trust (NYSE:CPT) announced today operating results for the three and six months ended June 30, 2019. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and six months ended June 30, 2019 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Six Months Ended
	June 30		June 30
Per Diluted Share	2019	2018	2019	2018
EPS	$0.43	$0.40	$0.82	$0.81
FFO	$1.28	$1.19	$2.50	$2.34
AFFO	$1.07	$1.00	$2.19	$2.04

	Quarterly Growth	Sequential Growth	Year-To-Date Growth
Same Property Results	2Q19 vs. 2Q18	2Q19 vs. 1Q19	2019 vs. 2018
Revenues	3.4%	1.5%	3.5%
Expenses	2.0%	(1.3)%	2.9%
Net Operating Income ("NOI")	4.2%	3.1%	3.9%

Same Property Results	2Q19	2Q18	1Q19
Occupancy	96.1%	95.7%	95.8%

“We are pleased to report another solid quarter of results for our company,” said Richard J. Campo, Camden’s Chairman and CEO. “Same property NOI growth and FFO per share were both better than anticipated for the second quarter. As a result, we have increased the midpoint of our 2019 FFO guidance by $0.02 to $5.09 per share, and raised the midpoint of our 2019 expected same property NOI growth from 3.40% to 3.75%.”

For 2019, the Company defines same property communities as communities owned and stabilized since January 1, 2018, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Development Activity
Lease-up was completed at Camden Washingtonian in Gaithersburg, MD, and construction commenced at Camden Cypress Creek II in Cypress, TX, a joint venture project with 234 apartment homes.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Cost	as of 7/24/2019
Camden McGowen Station	Houston, TX	315	$90.9	83%
Camden North End I	Phoenix, AZ	441	98.2	70%
Camden Grandview II	Charlotte, NC	28	22.4	46%
Total		784	$211.5	74%

Development Communities - Construction Ongoing ($ in millions)

		Total	Total
Community Name	Location	Units	Budget
Camden RiNo	Denver, CO	233	$75.0
Camden Downtown I	Houston, TX	271	132.0
Camden Lake Eola	Orlando, FL	360	120.0
Camden Buckhead	Atlanta, GA	365	160.0
Camden North End II	Phoenix, AZ	343	90.0
Camden Cypress Creek II (JV)	Cypress, TX	234	38.0
Total		1,806	$615.0

Acquisition Activity
During the quarter, Camden acquired approximately 4.3 acres of land in Charlotte, NC for approximately $10.9 million for the future development of approximately 400 apartment homes and acquired approximately 11.6 acres of land in Tempe, AZ for approximately $18.0 million for the future development of approximately 400 apartment homes. The Company also acquired Camden Rainey Street, a 326-home apartment community located in Austin, TX for approximately $120.4 million.

Capital Markets Transactions
In June 2019, the Company issued $600.0 million senior unsecured notes under its existing shelf registration statement. These ten-year notes were offered to the public at 99.751% of par value with a coupon of 3.150%. After giving effect to the settlement of the swap agreements which will be recognized over the first seven years of the notes and deducting the underwriting discounts and other estimated expenses of the offering, the effective annual interest rate on the notes is approximately 3.84% through June 2026, and approximately 3.28% thereafter, for an all-in average effective rate of approximately 3.67%. The Company received net proceeds of approximately $593.4 million, net of underwriting discounts and other estimated offering expenses.

Executive Officer Appointments
On July 24, 2019, Camden’s Board of Trust Managers appointed D. Keith Oden from President to Executive Vice Chairman of the Board, and H. Malcolm Stewart from Chief Operating Officer to President and Chief Operating Officer. Mr. Oden will retain his current role of providing strategic leadership, communicating and implementing the Company’s mission, and managing the Company’s operations. Mr. Stewart will continue to report to Mr. Oden and will retain his current responsibilities for overseeing the Company’s property operations, construction and facilities projects, strategic and business programs, and other day-to-day operational functions. These changes recognize Mr. Stewart’s long-term contributions to Camden’s success and, as part of good corporate governance and long-term succession planning, are intended to create an avenue for future promotions of other existing senior-level executives.

Earnings Guidance
Camden updated its earnings guidance for 2019 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for third quarter 2019 as detailed below.

	3Q19	2019	2019 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.40 - $0.44	$1.63 - $1.75	$1.69	$1.64	$0.05
FFO	$1.26 - $1.30	$5.03 - $5.15	$5.09	$5.07	$0.02

	2019	2019 Midpoint
Same Property Growth	Range	Current	Prior	Change
Revenues	3.15% - 3.65%	3.40%	3.40%	0.00%
Expenses	2.50% - 3.00%	2.75%	3.35%	(0.60)%
NOI	3.25% - 4.25%	3.75%	3.40%	0.35%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2019 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, July 26, 2019 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 7002268
Webcast: https://services.choruscall.com/links/cpt190726.html

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden (the “Company”) operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 165 properties containing 56,271 apartment homes across the United States. Upon completion of 6 properties currently under development, the Company’s portfolio will increase to 58,077 apartment homes in 171 properties. Camden was recently named by FORTUNE Magazine for the 12th consecutive year as one of the 100 Best Companies to Work For® in America, ranking #19.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
OPERATING DATA

Property revenues (a)	$255,761	$237,133	$504,328	$467,816

Property expenses
Property operating and maintenance	58,147	54,735	115,095	108,651
Real estate taxes	33,080	30,326	66,970	60,375
Total property expenses	91,227	85,061	182,065	169,026

Non-property income
Fee and asset management	1,867	1,826	3,710	3,824
Interest and other income	331	491	629	1,284
Income on deferred compensation plans	3,856	435	14,212	230
Total non-property income	6,054	2,752	18,551	5,338

Other expenses
Property management	6,093	6,473	12,750	13,112
Fee and asset management	1,522	1,088	2,706	2,053
General and administrative	13,261	12,272	26,569	24,495
Interest	19,349	20,607	39,819	40,981
Depreciation and amortization	84,646	75,569	164,920	145,793
Expense on deferred compensation plans	3,856	435	14,212	230
Total other expenses	128,727	116,444	260,976	226,664

Equity in income of joint ventures	1,909	1,872	3,821	3,701
Income from continuing operations before income taxes	43,770	40,252	83,659	81,165
Income tax expense	(228)	(380)	(396)	(768)
Net income	43,542	39,872	83,263	80,397
Less income allocated to non-controlling interests from continuing operations	(1,143)	(1,201)	(2,251)	(2,331)
Net income attributable to common shareholders	$42,399	$38,671	$81,012	$78,066

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$43,542	$39,872	$83,263	$80,397
Other comprehensive income
Unrealized gain (loss) on cash flow hedging activities	(7,060)	5,181	(12,998)	8,782
Reclassification of net (gain) loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	(351)	34	(726)	69
Comprehensive income	36,131	45,087	69,539	89,248
Less income allocated to non-controlling interests from continuing operations	(1,143)	(1,201)	(2,251)	(2,331)
Comprehensive income attributable to common shareholders	$34,988	$43,886	$67,288	$86,917

PER SHARE DATA

Total earnings per common share - basic	$0.43	$0.40	$0.83	$0.81
Total earnings per common share - diluted	0.43	0.40	0.82	0.81

Weighted average number of common shares outstanding:
Basic	98,903	95,243	97,903	95,155
Diluted	98,997	95,337	98,024	95,289

(a) Upon our adoption of Accounting Standard Codification 842 - “Leases” effective January 1, 2019, we elected the practical expedient to not separate lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended June 30, 2019, we recognized $255.7 million of property revenue which consisted of approximately $226.2 million of rental revenue and approximately $29.5 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.   This compares to property revenue of $237.1 million recognized for the three months ended June 30, 2018, made up of approximately $208.6 million of rental revenue and approximately $28.5 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. For the six months ended June 30, 2019, we recognized $504.3 million of property revenue which consisted of approximately $446.3 million of rental revenue and approximately $58.0 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.   This compares to property revenue of $467.8 million recognized for the six months ended June 30, 2018, made up of approximately $412.1 million of rental revenue and approximately $55.7 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$42,399	$38,671	$81,012	$78,066
Real estate depreciation and amortization	82,796	73,980	161,471	142,575
Adjustments for unconsolidated joint ventures	2,260	2,257	4,491	4,504
Income allocated to non-controlling interests	1,180	1,201	2,324	2,331
Funds from operations	$128,635	$116,109	$249,298	$227,476

Less: recurring capitalized expenditures (a)	(21,166)	(19,190)	(30,821)	(29,189)

Adjusted funds from operations	$107,469	$96,919	$218,477	$198,287

PER SHARE DATA
Funds from operations - diluted	$1.28	$1.19	$2.50	$2.34
Adjusted funds from operations - diluted	1.07	1.00	2.19	2.04
Distributions declared per common share	0.80	0.77	1.60	1.54

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	100,750	97,220	99,779	97,172

PROPERTY DATA
Total operating properties (end of period) (b)	165	158	165	158
Total operating apartment homes in operating properties (end of period) (b)	56,271	54,181	56,271	54,181
Total operating apartment homes (weighted average)	48,565	46,682	48,261	46,518

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
ASSETS
Real estate assets, at cost
Land	$1,158,342	$1,127,485	$1,098,526	$1,088,293	$1,066,077
Buildings and improvements	7,192,644	7,057,101	6,935,971	6,828,068	6,620,169
	8,350,986	8,184,586	8,034,497	7,916,361	7,686,246
Accumulated depreciation	(2,558,690)	(2,479,875)	(2,403,149)	(2,328,092)	(2,255,737)
Net operating real estate assets	5,792,296	5,704,711	5,631,348	5,588,269	5,430,509
Properties under development, including land	397,418	307,981	293,978	315,904	373,350
Investments in joint ventures	21,313	21,955	22,283	24,664	26,205
Total real estate assets	6,211,027	6,034,647	5,947,609	5,928,837	5,830,064
Accounts receivable – affiliates	22,297	21,337	22,920	22,605	23,473
Other assets, net (a)(b)	233,335	217,663	205,454	228,468	204,717
Cash and cash equivalents	149,551	6,092	34,378	8,529	64,071
Restricted cash	5,392	5,655	9,225	10,061	9,581
Total assets	$6,621,602	$6,285,394	$6,219,586	$6,198,500	$6,131,906

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$2,431,336	$2,079,136	$1,836,427	$1,394,178	$1,339,659
Secured	45,467	45,683	485,176	865,431	865,629
Accounts payable and accrued expenses (b)	128,371	126,964	146,866	140,046	127,777
Accrued real estate taxes	59,525	30,891	54,358	70,174	52,461
Distributions payable	80,767	80,771	74,982	74,976	75,071
Other liabilities (b)(c)	187,368	195,629	183,999	178,898	156,767
Total liabilities	2,932,834	2,559,074	2,781,808	2,723,703	2,617,364

Non-qualified deferred compensation share awards	—	—	52,674	60,874	85,938

Equity
Common shares of beneficial interest	1,065	1,064	1,031	1,030	1,027
Additional paid-in capital	4,533,667	4,527,659	4,154,763	4,147,278	4,132,404
Distributions in excess of net income attributable to common shareholders	(563,834)	(526,856)	(495,496)	(466,512)	(436,575)
Treasury shares, at cost	(348,480)	(349,655)	(355,804)	(355,825)	(355,752)
Accumulated other comprehensive income (loss) (d)	(6,795)	616	6,929	14,031	8,794
Total common equity	3,615,623	3,652,828	3,311,423	3,340,002	3,349,898
Non-controlling interests	73,145	73,492	73,681	73,921	78,706
Total equity	3,688,768	3,726,320	3,385,104	3,413,923	3,428,604
Total liabilities and equity	$6,621,602	$6,285,394	$6,219,586	$6,198,500	$6,131,906

(a) Includes net deferred charges of:	$4,345	$5,081	$242	$538	$724

(b) Includes net asset/(liability) and interest receivable/(payable) fair value of derivative instruments:	$—	($13,370)	($7,433)	$15,674	$10,472

(c) Includes deferred revenues of:	$581	$659	$552	$603	$659

(d) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain (loss) on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. The FFO definition as restated in 2018 allows companies an option to also exclude gains and losses on sales or impairment charges on real estate assets incidental to a company's business. We did not elect this option, and as a result, the definition of FFO as restated did not have an impact on our calculation upon adoption on January 1, 2019. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to common shareholders	$42,399	$38,671	$81,012	$78,066
Real estate depreciation and amortization	82,796	73,980	161,471	142,575
Adjustments for unconsolidated joint ventures	2,260	2,257	4,491	4,504
Income allocated to non-controlling interests	1,180	1,201	2,324	2,331
Funds from operations	$128,635	$116,109	$249,298	$227,476

Less: recurring capitalized expenditures	(21,166)	(19,190)	(30,821)	(29,189)

Adjusted funds from operations	$107,469	$96,919	$218,477	$198,287

Weighted average number of common shares outstanding:
EPS diluted	98,997	95,337	98,024	95,289
FFO/AFFO diluted	100,750	97,220	99,779	97,172

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Total Earnings Per Common Share - Diluted	$0.43	$0.40	$0.82	$0.81
Real estate depreciation and amortization	0.82	0.76	1.62	1.47
Adjustments for unconsolidated joint ventures	0.02	0.02	0.05	0.05
Income allocated to non-controlling interests	0.01	0.01	0.01	0.01
FFO per common share - Diluted	$1.28	$1.19	$2.50	$2.34

Less: recurring capitalized expenditures	(0.21)	(0.19)	(0.31)	(0.30)

AFFO per common share - Diluted	$1.07	$1.00	$2.19	$2.04

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	3Q19	Range	2019	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.40	$0.44	$1.63	$1.75
Expected real estate depreciation and amortization	0.83	0.83	3.27	3.27
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.09	0.09
Expected income allocated to non-controlling interests	0.01	0.01	0.04	0.04
Expected FFO per share - diluted	$1.26	$1.30	$5.03	$5.15

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income	$43,542	$39,872	$83,263	$80,397
Less: Fee and asset management income	(1,867)	(1,826)	(3,710)	(3,824)
Less: Interest and other income	(331)	(491)	(629)	(1,284)
Less: Income on deferred compensation plans	(3,856)	(435)	(14,212)	(230)
Plus: Property management expense	6,093	6,473	12,750	13,112
Plus: Fee and asset management expense	1,522	1,088	2,706	2,053
Plus: General and administrative expense	13,261	12,272	26,569	24,495
Plus: Interest expense	19,349	20,607	39,819	40,981
Plus: Depreciation and amortization expense	84,646	75,569	164,920	145,793
Plus: Expense on deferred compensation plans	3,856	435	14,212	230
Less: Equity in income of joint ventures	(1,909)	(1,872)	(3,821)	(3,701)
Plus: Income tax expense	228	380	396	768
NOI	$164,534	$152,072	$322,263	$298,790

"Same Property" Communities	$138,897	$133,353	$273,579	$263,332
Non-"Same Property" Communities	22,781	17,300	43,339	32,638
Development and Lease-Up Communities	1,482	79	2,467	77
Dispositions/Other	1,374	1,340	2,878	2,743
NOI	$164,534	$152,072	$322,263	$298,790

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, loss on early retirement of debt and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results or 2 for 6 month results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income attributable to common shareholders	$42,399	$38,671	$81,012	$78,066
Plus: Interest expense	19,349	20,607	39,819	40,981
Plus: Depreciation and amortization expense	84,646	75,569	164,920	145,793
Plus: Income allocated to non-controlling interests from continuing operations	1,143	1,201	2,251	2,331
Plus: Income tax expense	228	380	396	768
Less: Equity in income of joint ventures	(1,909)	(1,872)	(3,821)	(3,701)
Adjusted EBITDA	$145,856	$134,556	$284,577	$264,238
Annualized Adjusted EBITDA	$583,424	$538,224	$569,154	$528,476

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for		Average monthly balance for
	the three months ended June 30,		the six months ended June 30,
	2019	2018	2019	2018
Unsecured notes payable	$2,323,439	$1,339,486	$2,202,336	$1,339,228
Secured notes payable	45,539	865,686	158,737	865,772
Total debt	2,368,978	2,205,172	2,361,073	2,205,000
Less: Cash and cash equivalents	(89,879)	(42,275)	(114,314)	(76,948)
Net debt	$2,279,099	$2,162,897	$2,246,759	$2,128,052

Net Debt to Annualized Adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net debt	$2,279,099	$2,162,897	$2,246,759	$2,128,052
Annualized Adjusted EBITDA	583,424	538,224	569,154	528,476
Net Debt to Annualized Adjusted EBITDA	3.9x	4.0x	3.9x	4.0x